UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2022

JACK HENRY & ASSOCIATES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principle Executive Offices) (Zip Code)

417-235-6652
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JKHY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

a.The Annual Meeting Stockholders of Jack Henry & Associates, Inc. (the “Company”) was held on November 15, 2022.

b.The Company’s stockholders elected all of the Company’s nominees for director, and voted on other matters, with final voting results as follows:

(1) Elected the following directors to hold office for one-year terms ending at the 2023 annual meeting of stockholders or until their successors are elected and qualified:

Name	For	Withheld	Broker Non-Votes
David B. Foss	52,983,067	8,857,783	4,103,531
Matthew C. Flanigan	57,250,956	4,589,894	4,103,531
Thomas H. Wilson	61,148,355	692,495	4,103,531
Jacque R. Fiegel	60,732,300	1,108,550	4,103,531
Thomas A. Wimsett	61,251,217	589,633	4,103,531
Laura G. Kelly	54,654,283	7,186,567	4,103,531
Shruti S. Miyashiro	60,505,013	1,335,837	4,103,531
Wesley A. Brown	61,303,600	537,250	4,103,531
Curtis A. Campbell	60,960,941	879,909	4,103,531

(2) Approved by a non-binding advisory vote, the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
57,402,134	4,348,054	90,662	4,103,531
(3) Ratified the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2023:

For	Against	Abstain	Broker Non-Votes
65,739,793	155,997	48,591	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	November 16, 2022	/s/ Mimi L. Carsley
Mimi L. Carsley
Chief Financial Officer